UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)      November 9, 2006
                                                 -------------------------------

                                UTIX GROUP, INC.
--------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its charter)


             Delaware                                 000-50589                             75-2340624
----------------------------------------------------------------------------------------------------------
     (State or Other Jurisdiction                    (Commission                          (IRS Employer
         of Incorporation)                           File Number)                      Identification No.)

                7 New England Executive Park, Suite 610                                    01803
----------------------------------------------------------------------------------------------------------
                (Address of Principal Executive Offices)                                (Zip Code)


Registrant's telephone number, including area code   (781) 229-2589
                                                   -----------------------------

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

         [  ]     Written communications pursuant to Rule 425 under the
                  Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the
                  Exchange Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 9, 2006, we entered into a Purchase Agreement (the "Purchase Agreement") with Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Fund III, QP, L.P., Crown Investment Partners, L.P., The Crown Advisors #5, MicroCapital Fund Ltd., MicroCapital Fund L.P., Crescent International Ltd., and Allen Lowy (collectively, the "Investors"). Pursuant to the Purchase Agreement, as of November 15, 2006 (the "Closing Date"), we sold to the Investors an aggregate of (i) 2,308,077 shares of our Series B convertible preferred stock, $0.001 par value per share (the "Series B Preferred Stock") and
(ii) warrants ("Warrants") to purchase up to 346,212 shares of our common stock, $0.001 par value ("Common Stock"), for an aggregate purchase price of $3,000,500.30 (the "Purchase Price") (hereinafter, the "Series B Offering"). The Series B Preferred Stock and Warrants have such characteristics as are further described in Item 3.02 hereof.

         A copy of the form of Purchase Agreement is annexed hereto a Exhibit 10.1, and is incorporated herein by reference.

         In addition, on November 9, 2006, we entered into a Registration Rights Agreement with the Investors (the "Registration Rights Agreement"), pursuant to which we agreed to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") covering the resale of the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants (the "Registrable Securities") no later than sixty (60) days after the Closing Date. Further, we agreed that, if the Registration Statement (i) is not filed on or before sixty (60) days after the Closing Date, (ii) is not declared effective by the SEC on or before 120 days after the Closing Date, or (iii) is not kept continually effective for such period as to allow for all Registrable Securities covered by such Registration Statement to be sold (subject to certain exceptions), then we must pay to each Investor liquidated damages equal to 1.5% percent of the aggregate subscription amount paid by such Investor for each 30-day period that such event has not occurred. Notwithstanding the foregoing, in no event shall we be liable for liquidated damages (i) in the aggregate in excess of 1.5% of the aggregate amount invested by any Investor for each 30-day period, or (ii) in excess of an aggregate of 24% of the aggregate Purchase Price.

         A copy of the form of Registration Rights Agreement is annexed hereto a
Exhibit 10.2, and is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         On the Closing Date, pursuant to a Purchase Agreement, we sold an aggregate of (i) 2,308,077 shares of our Series B Preferred Stock, and (ii) Warrants to purchase 346,212 shares of our Common Stock, for an aggregate Purchase Price of $3,000,500.30, as further described in Item 1.01 above.

         Pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, which we filed with the Delaware Secretary of State on October 31, 2006 (the "Series B Certificate of Designation") the stated value of the Series B Preferred Stock is $1.30 per share (the "Stated Value"). Upon liquidation, dissolution or winding up of our company, the Series B Preferred Stock ranks senior to our Common Stock, and each holder of Series B Preferred Stock shall be entitled to be paid an amount per share equal to the Stated Value, plus any accrued and unpaid dividends (the "Liquidation Preference"). In addition to any voting rights provided by law, the holders of our Series B Preferred Stock have the right to vote together with the holders of our Common Stock, and Series A convertible preferred stock, $0.001 par value per share (the "Series A Preferred Stock") as a single class on any matter on which the

Common Stock is entitled to vote. Each holder of Series B Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon conversion of all shares of Series B Preferred Stock held by such holder. The Series B Preferred Stock is convertible at any time at the holders' option into that number of shares of Common Stock obtained by multiplying the number of shares of Series B Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by $1.30, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events, or if we otherwise issue securities on preferential terms. In addition, without the prior consent of the holders of at least a majority of the outstanding Series B Preferred Stock, we may not (i) issue securities on preferential terms, (ii) enter into certain corporate transactions, (iii) incur indebtedness in excess of $500,000, (iv) amend, alter or repeal our Amended and Restated Certificate of Incorporation or By-laws, (v) pay any dividend, or (vi) agree to do any of the foregoing. The Series B Preferred Stock is currently convertible into an aggregate of 2,308,077 shares of our Common Stock (the "Conversion Shares"). We agreed to register the Conversion Shares, as further described in Item 1.01 above.

         A copy of the Series B Certificate of Designation is annexed hereto as
Exhibit 4.1, and is incorporated herein by reference.

         The Warrants may be exercised at any time on or prior to November 15, 2011, at a price of $2.60 per share, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events, or if we issue securities on preferential terms. From and after the first anniversary of the Closing Date, and so long as we are required under the Registration Rights Agreement to have effected the registration of the shares of Common Stock underlying the Warrants (the "Warrant Shares"), if the Warrant Shares may not be freely sold to the public, then the warrantholder may effect a "cashless exercise" of the Warrants. We have the right to call the Warrants at a price equal to $0.01 per share if, after the effective date of the Registration Statement, the closing price of our Common Stock for each of 20 consecutive trading days exceeds $5.20 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock); provided, however, that at any given time, we may not call more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued, or (ii) the number of remaining Warrants held by the holders thereof. We agreed to register the Warrant Shares, as further described in Item 1.01 above.

         A copy of the form of Warrant is annexed hereto as Exhibit 4.2, and is incorporated herein by reference.

         In addition, in consideration for the introduction of certain of the Investors to us by Axiom Capital Management ("Axiom"), Axiom received (i) $184,039.96, and (ii) five-year warrants to purchase 106,177 shares of our Common Stock, at an exercise price of $2.60 per share (the "Axiom Warrants"). We agreed to register the shares of our Common Stock issuable upon exercise of the Axiom Warrants.

         We believe that these transactions are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         Pursuant to Section 6(a) of our Certificate of Designations, Preferences and Rights of Series A Preferred Stock (the "Series A Certificate of Designation"), without the prior consent of the holders of at least a majority of the outstanding Series A Preferred Stock (the "Series A Majority Holders"), among other things, we may not authorize, create, designate, establish or issue any other class or series of capital stock ranking senior to or on parity with the Series A Preferred Stock as to dividends or upon liquidation (the "Restrictive Covenant"). As of November 15, 2006, we received the consent of the Series A

Majority Holders to designate, offer and sell the Series B Preferred Stock.

         As a result of our issuance of the Series B Preferred Stock and related Warrants, we are required to (i) adjust the conversion rate of our 1,071 issued and outstanding shares of Series A Preferred Stock, (ii) adjust the exercise price of 1,163,486 of our outstanding warrants (the "Adjusted Warrants"), and
(iii) issue additional warrants to purchase shares of our Common Stock, to the holders of the Adjusted Warrants. Consequently, we will need to register additional shares of our Common Stock as a result of these adjustments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits

         EXHIBITS

             4.1 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed November 3, 2006 (1)

              4.2     Form of Warrant (2)

             10.1 Purchase Agreement, dated November 9, 2006, by and among Utix Group, Inc. and certain Investors (2)

             10.2 Registration Rights Agreement, dated November 9, 2006, by and among Utix Group, Inc. and certain Investors (2)

         -------------------------
         (1) Incorporated by reference from our Current Report on Form 8-K, dated October 31, 2006
         (2) Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                           UTIX GROUP, INC.


Date:   November 21, 2006                  By:   /s/ Anthony G. Roth
      -------------------------               ----------------------------------
                                                 Anthony G. Roth
                                                 President and Chief Executive
                                                 Officer